ARTICLES OF MERGER

                    OF AUTOMATED COMPLIANCE &
                         TRAINING, INC.,

                        HEREAFTER KNOWN AS

                  CHEQUEMATE INTERNATIONAL, INC.

     Pursuant to the provisions of 16-10a-1101 and 16-10a-1105 UCA, known as the Utah Revised Business Corporation Act, the undersigned domestic corporations have adopted the following Articles of Merger for the purpose of merging the corporations to complete a change of the conduct and organization of the business of Automated Compliance & Training, Inc.

     1.   The names of the undersigned Utah corporations;

          Name of Corporations
          Automated Compliance & Training, Inc. ("New Chequemate")

          Chequemate International, Inc. ("Chequemate II")

     2. The laws of the State of Utah, 16-10a-1101 et. seq., allow this merger of the two (2) corporations.

     3. The name of the surviving corporation is and shall be CHEQUEMATE INTERNATIONAL, INC., a Utah corporation, and it is to be governed by the laws of the State of Utah. Chequemate International, Inc. was formerly known as Automated Compliance & Training, Inc. For purposes of clarification it is sometimes referred to herein as "New Chequemate".

     4. Attached as Exhibit "A" is the Plan of Merger which was approved by the directors of the undersigned domestic corporations on August 9, 1996 in the manner prescribed by the laws of the State of Utah in the Utah Code Annotated 16-10a-1104.

     5. Prior to the merger, Chequemate II had issued and outstanding 317,880 shares of common voting stock. No voting group was entitled to vote separately on the plan of merger. New Chequemate owned and controlled the voting on all outstanding shares of Chequemate II. The shares of the subsidiary company were not required to vote on the merger, in accordance with the provisions of UCA 16-10a-1104(3). Prior to the merger, New Chequemate had issued and outstanding 12,666,053 shares of common voting stock without any voting group entitled to vote separately on the plan of merger. The shares of New Chequemate were not required to vote on the merger, in accordance with the provisions of UCA 16-10a-1103(7).

     6. Immediately prior to the merger, New Chequemate was the parent corporation to Chequemate II. As a parent corporation, it owned 100% of the outstanding shares of its subsidiary.

     7. The effective date of the merger shall be September 1, 1996. The effective date complies with the provisions of 16-10a-1104(5) UCA.

     Dated this   30th     day of November, 1996.

                              Automated Compliance & Training, Inc.
                              (New Chequemate)



                              By   /s/ Lavar M. Butler
                              Its:  President

                              Chequemate International, Inc.
                              (Chequemate II)



                              By   /s/ Blaine Harris
                              Its:  CEO

                     AGREEMENT OF MERGER AND
                      PLAN OF REORGANIZATION

                             Between

              AUTOMATED COMPLIANCE & TRAINING, INC.
                               and
        CHEQUEMATE INTERNATIONAL, INC., a Utah corporation

     This Agreement of Merger and Plan of Reorganization is dated the 30th day of August, 1996 by and between Automated Compliance & Training, Inc., a Utah corporation (hereinafter sometimes called the "surviving corporation" or "New Chequemate"), and Chequemate International, Inc., a Utah corporation (hereinafter sometimes called the "absorbed corporation" or Chequemate II). New Chequemate and Chequemate II are referred to collectively herein as the "constituent corporations."

                             RECITALS

     A. New Chequemate is a corporation duly organized, in good standing with the Division of Corporations and existing under the laws of the State of Utah, with its principal executive office located at 57 West 200 South, Suite 350; Salt Lake City, Utah, 84101.

     B. New Chequemate has a capitalization of 500,000,000 authorized shares of common stock, having a par value of $0.0001 per share, of which 12,666,053 shares are issued and outstanding.

     C. Chequemate II is a corporation duly organized, in good standing with the Division of Corporations and existing under the laws of the State of Utah, with its principal executive office located at 57 West 200 South, Suite 350; Salt Lake City, Utah, 84101.

     D. Chequemate II has a capitalization of 500,000 authorized shares of common stock, having a par value of $1.00 per share, of which 317,880 shares are issued and outstanding. New Chequemate owns all outstanding shares of Chequemate II.

     E. The boards of directors of the constituent corporations deem it desirable and in the best interests of the constituent corporations that Chequemate II be merged into New Chequemate, in accordance with the provisions of Section 16-10a-1101 and Section 16-10a-1104 UCA, in order that the transaction qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

                           SECTION ONE
                              MERGER

     In consideration of the mutual covenants, and subject to the terms and conditions hereinafter set forth, the constituent corporations agree that Chequemate II shall merge with and into New Chequemate, and New Chequemate shall be the surviving corporation. New Chequemate shall exchange one share of common stock of New Chequemate for each share of common stock of Chequemate
II. The newly issued shares of New Chequemate shall be held as treasury shares of New Chequemate.

                           SECTION TWO
                       TERMS AND CONDITIONS

     On the effective date of the merger, the separate existence of the absorbed corporation shall cease, and the surviving corporation shall succeed to all the contracts, rights, privileges, immunities, and franchises, and all the property, real, personal and mixed, of the absorbed corporation, without the necessity for any separate transfer. The surviving corporation shall thereafter be responsible and liable for all liabilities and obligations of the absorbed corporation, and neither the rights of creditors nor any liens on the property of the absorbed corporation shall be impaired by the merger.

                          SECTION THREE
                    ARTICLES OF INCORPORATION

    The articles of incorporation of the surviving corporation shall continue to be its articles of incorporation following the effective date of the merger.

                           SECTION FOUR
                              BYLAWS

     The bylaws of the surviving corporation shall continue to be its bylaws following the effective date of the merger.

                           SECTION FIVE
                   NO APPROVAL OF SHAREHOLDERS

     Pursuant to UCA 16-10a-1103(7) and 16-10a-1104(3), shareholder approval of neither of the constituent corporations is required.

                           SECTION SIX
                          EFFECTIVE DATE

     The effective date of this merger shall be the 1st day of September, 1996.

                          SECTION SEVEN
                      ABANDONMENT OF MERGER

     This agreement of merger may be abandoned by action of the board of directors of either the surviving or the absorbed corporation at any time prior to the effective date.

                          SECTION EIGHT
          COMPLIANCE WITH UNITED STATES SECURITIES LAWS

     It is the belief and intention of the parties that the exchange of New Chequemate shares for Chequemate II shares will be exempt from registration under the Securities Act of 1933, by virtue of Section 4(2) thereof, and under the Utah Uniform Securities Act, by virtue of Section 61-1-14(2)(n) thereof.

                           SECTION NINE
                      EXECUTION OF AGREEMENT

     This agreement of merger may be executed in any number of counterparts, and each such counterpart shall constitute an original instrument.

     Executed on behalf of the parties by their officers, respectively, pursuant to the authorization of their respective boards of directors on the date first written above.

                        Automated Comliance & Training, Inc.
                                   (New Chequemate)


                                   By  /s/ Lavar M. Butler
                                   Its:  President

                                   Chequemate International, Inc.
                                   (Chequemate II)


                                   By  /s/ Blaine Harris
                                   Its:  President

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